Exhibit (i)

                                 April 30, 1999

Scudder Fund, Inc.
345 Park Avenue
New York, New York 10154

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Scudder Fund, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland on June 18, 1982. The Company is authorized to issue 13,000,000,000 shares of capital stock, $0.001 par value per share (each a "Share" and collectively, the "Shares"). The Shares have been classified into 28 series (each a "Series" and collectively, the "Series"), including, among others, the Scudder Money Market Series, consisting of 7,775,000,000 Shares; the Scudder Tax Free Money Market
Series, consisting of 1,000,000,000 Shares; and the Scudder Government Money Market Series, consisting of 3,000,000,000 Shares.

         The Scudder Money Market Series is further classified into four classes of Shares as follows: 800,000,000 Managed Shares, 3,615,000,000 Institutional Shares, 2,180,000,000 Premium Money Market Shares and 1,180,000,000 Prime Reserve Money Market Shares.

         The Scudder Tax Free Money Market Series is further classified into two classes of Shares as follows: 500,000,000 Managed Shares and 500,000,000 Institutional Shares.

         The Scudder Government Money Market Series is further classified into two classes of Shares as follows: 1,500,000,000 Managed Shares and 1,500,000,000 Institutional Shares.

         We understand that you are about to file with the Securities and Exchange Commission, on Form N-1A, Post Effective Amendment No. 31 to the Company's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 27 to The Company's Registration Statement under the Investment Company Act of 1940, as amended (the "Investment Company Act") (collectively, the "Registration Statement"), in connection with the continuous offering on and after May 1, 1999 of (i) the Managed Shares class, the Institutional Shares class, the Premium Money Market Shares class and the Prime Reserve Money Market Shares class of the Scudder Money Market Series;
(ii) the Managed Shares class and the Institutional

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Scudder Fund, Inc.
April 30, 1999
Page 2

Shares class of the Scudder Tax Free Money Market Series and (iii) the Managed Shares class and the Institutional Shares class of the Scudder Government Money Market Series. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

         In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i)      the Registration Statement;

         (ii)     the Charter and Bylaws of the Company;

         (iii) a certificate of the Company regarding certain matters in connection with this opinion (the "Certificate");

         (iv) a certificate of the Maryland State Department of Assessments and Taxation dated April 29, 1999 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the "Good Standing Certificate"); and

         (v) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

         As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

         In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

         (a) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete;

         (b) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers or (ii) made by officers or representatives of the Company, including certifications made in the Certificate, are accurate, true, correct and complete in all material respects;

         (c) at no time prior to and including the date when all of the Shares of the Scudder Money Market Series are issued will (i) the Company's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 13,000,000,000; (iii) the total number of the

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Scudder Fund, Inc.
April 30, 1999
Page 3

issued Shares of the Scudder Money Market Series exceed 7,775,000,000; (iv) the total number of the issued Shares of the Managed Shares class of the Scudder
Money Market Series exceed 800,000,000; (v) the total number of the issued Shares of the Institutional Shares class of the Scudder Money Market Series exceed 3,615,000,000; (vi) the total number of the issued Shares of the Premium Money Market Shares class of the Scudder Money Market Series exceed 2,180,000,000; or (vii) the total number of the issued Shares of the Prime Reserve Money Market Shares class of the Scudder Money Market Series exceed 1,180,000,000;

         (d) at no time prior to and including the date when all of the Shares of the Scudder Tax Free Money Market Series are issued will (i) the Company's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 13,000,000,000; (iii) the total number of the issued Shares of the Scudder Tax Free Money Market Series exceed 1,000,000,0000; (iv) the total number of the issued Shares of the Managed Shares class of the Scudder Tax Free Money Market Series exceed 500,000,000; or (v) the total number of the issued Shares of the Institutional Shares class of the Scudder Tax Free Money Market Series exceed 500,000,000; and

         (e) at no time prior to and including the date when all of the Shares of the Scudder Government Money Market Series are issued will (i) the Company's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 13,000,000,000; (iii) the total number of the issued Shares of the Scudder Government Money Market Series exceed 3,000,000,0000; (iv) the total number of the issued Shares of the Managed Shares class of the Scudder Government Money Market Series exceed 1,500,000,000; or (v) the total number of the issued Shares of the Institutional Shares class of the Scudder Government Money Market Series exceed 1,500,000,000.

         Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

         1. The Company is a corporation duly organized, validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the State of Maryland.

         2. The issuance and sale of the Shares of each of the Managed Shares class, the Institutional Shares class, the Premium Money Market Shares class and the Prime Reserve Money Market Shares class of the Scudder Money Market Series , pursuant to the Registration Statement, has been duly and validly authorized by all necessary corporate action on the part of the Company.

         3. The issuance and sale of the Shares of each of the Managed Shares class and the Institutional Shares class of the Scudder Tax Free Money Market Series, pursuant to the Registration Statement, has been duly and validly authorized by all necessary corporate action on the part of the Company.


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Scudder Fund, Inc.
April 30, 1999
Page 4

         4. The issuance and sale of the Shares of each of the Managed Shares class and the Institutional Shares class of the Scudder Government Money Market Series, pursuant to the Registration Statement, has been duly and validly authorized by all necessary corporate action on the part of the Company.

         5. The Shares of each of the Managed Shares class, the Institutional Shares class, the Premium Money Market Shares class and the Prime Reserve Money Market Shares class of the Scudder Money Market Series, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         6. The Shares of each of the Managed Shares class and the Institutional Shares class of the Scudder Tax Free Money Market Series, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         7. The Shares of each of the Managed Shares class and the Institutional Shares class of the Scudder Government Money Market Series, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

         We express no opinion as to compliance with the Securities Act, the Investment Company Act or the securities laws of any state with respect to the issuance of Shares of the Company. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

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Scudder Fund, Inc.
April 30, 1999
Page 5

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                             Sincerely yours,

                                             /s/ Ober, Kaler, Grimes & Shriver,
                                                   a Professional Corporation